EXHIBIT 99.1

NMI Holdings, Inc. Enters Into $150 Million Senior Secured Term Loan B
to Fund Continued Growth in Insurance-in-Force
Emeryville, CA, Nov. 10, 2015 - NMI Holdings, Inc. (Nasdaq: NMIH), the parent company of National Mortgage Insurance Corporation (National MI), today announced that it has entered into a $150 million senior secured Term Loan B to support the continued growth of its insurance-in-force. JP Morgan Securities LLC is serving as sole lead arranger and sole bookrunner for the transaction and JPMorgan Chase Bank, N.A. is serving as administrative agent.

Bradley Shuster, chairman and chief executive officer of National MI, said, “Our recent growth in new insurance written, insurance-in-force, and risk-in-force has surpassed our expectations, and is driving the need for more capital to comply with the risk-to-capital frameworks of both state and federal regulatory agencies. This opportunistic transaction supports continuing compliance with these regulatory requirements, significantly reduces our cost of capital, and when combined with current capital resources, provides capacity to write approximately $20 billion of high-quality new mortgage insurance. We believe this transaction underscores the attractiveness of National MI as a growing participant in the private mortgage insurance industry as well as our ability to deliver solid returns on capital over time.”

The majority of the net proceeds of the transaction are expected to be contributed to the company’s primary insurance subsidiary to support continued growth of insurance-in-force. This expected capital contribution also will enable the company to comply with the financial requirements of the GSEs’ Private Mortgage Insurer Eligibility Requirements (PMIERs) as of the Dec. 31, 2015 compliance date.

The three-year Term Loan B bears interest at a variable rate of LIBOR+7.50% per annum, with a LIBOR floor of 1.00% per annum. The credit agreement, which will be filed with the Securities Exchange Commission (SEC) as an exhibit to a Current Report on Form 8-K, includes various covenants and conditions customary for an agreement of this type.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry

EXHIBIT 99.1

and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs that may impact the use of private mortgage insurance; our ability to maintain compliance with the requirements of the PMIERs, once effective; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; adoption of new or changes to existing laws and regulations or their enforcement and implementation by regulators, including changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance in particular and potential future lawsuits, investigations or inquiries or resolution of current inquiries; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, as updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and as subsequently updated in other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
(510) 788-8417
john.swenson@nationalmi.com

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
203-513-2721
MaryMcGarity@StrategicVantage.com

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